CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the incorporation by reference to our valuation analysis and report included in the December 31, 2008 Form 10-K for Emerging Vision, Inc.

Respectfully submitted,

ValueScope, Inc.
April 15, 2009